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                                                                      EXHIBIT 2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) dated March 7, 1997 included in or made a part of this Registration Statement No. 33-99502 and in the Prospectus Supplement and Prospectus for Asset Securitization Corporation, Commercial Mortgage Pass-Through Certificates, Series 1997-MD VII.


                                                    /s/ ARTHUR ANDERSEN LLP


Philadelphia, PA
March 19, 1997